EXHIBIT 99.5

ORDG
J. RANDALL JONES, ESQ.
Nevada Bar No.: 001927
JENNIFER C. POPICK, ESQ.
Nevada Bar No.: 006456
HARRISON, KEMP & JONES, CHARTERED
3800 Howard Hughes Parkway                      --------------------------------
Seventeenth Floor                                             FILED
Las Vegas, Nevada 89109                                Apr 4 9:30 AM '02
Tel. (702) 385-6000                                  Shirley B. Parraguirre
                                                              Clerk
FRANK A. ELLIS, ESQ.                            --------------------------------
FRANK ELLIS & ASSOCIATES
510 South Ninth Street
Las Vegas, Nevada 89101
Te. (702) 385-3727

Attorneys for RECEIVER


                                 DISTRICT COURT

                              CLARK COUNTY, NEVADA



ROBERT AHR, et. al.,                         Consolidated Case No.:   A400852
                                                           Dept. No.:   XVIII
                    Plaintiffs,

v.                                               ORDER GRANTING JOINT MOTION
                                                 OF THE RECEIVER AND WEDBUSH
MEDICAL DEVICE ALLIANCE, INC., a                 MORGAN SECURITIES FOR GOOD
Nevada Corporation, et al,                            FAITH SETTLEMENT
                                                       DETERMINATION
                    Defendants.

                                              Consolidated with Cases A407895 &
                                                          A408801

ALL RELATED ACTIONS                             Date of hearing: April 4, 2002
                                                Time of hearing: 9:00 a.m.

-----------------------------------------






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

         This matter having come before the Court for hearing on April 4, 2002,

on an Order Shortening Time; the Court having Considered the Joint Motion of the

Receiver and Wedbush Morgan Securities for Good Faith Settlement Determination;

the Court having heard the argument of counsel in attendance, and there having been no opposition filed or voiced, and finding good cause shown, and there being no just reason for delay, the Court hereby makes the following Order:

         IT IS HEREBY ORDERED, ADJUDGED AND DECREED THAT the Joint Motion of the

         Receiver and Wedbush Morgan Securities for Good Faith Settlement

         Determination is hereby GRANTED. The Court finds that the Settlement

         Agreement entered by and between these parties and memorialized in the

         Court record on March 22, 2002, the transcript of which was attached to their Joint Motion and the terms of which are incorporated herein by reference, is fair, reasonable and entered into in good faith as contemplated by NRS 17.245.


         DATED this 4th day of April, 2002.

                                             /s/ Nancy M. Saitta
                                             -----------------------
                                             DISTRICT COURT JUDGE


Submitted by:

HARRISON, KEMP & JONES, CHARTERED

/s/ J. Randall Jones
------------------------------
J. Randall Jones, Esq.
Nevada Bar #1927
Jennifer C. Popick, Esq.
Nevada Bar #006456
3800 Howard Hughes Parkway
Seventeenth Floor
Las Vegas, Nevada 89109




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